UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 30, 2009

WELLS FARGO & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-2979	No. 41-0449260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Montgomery Street, San Francisco, California 94163

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 1-866-249-3302

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01.	Financial Statements and Exhibits

On March 30, 2009, the Company issued $1,750,000,000 Floating Rate Notes Due June 15, 2012 (the “Floating Rate Notes”) and $1,750,000,000 2.125% Notes Due June 15, 2012 (the “Fixed Rate Notes” and, together with the Floating Rate Notes, the “Notes”). The Notes are guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) pursuant to the FDIC’s Temporary Liquidity Guarantee Program established pursuant to 12 C.F.R. Part 370 (the “Program) and were sold pursuant to an Underwriting Agreement dated March 25, 2009 between the Company and the Representatives of the Underwriters named therein. The Fixed Rate Notes were issued in the form filed as Exhibit 4.1 hereto and the Floating Rate Notes were issued in the form filed as Exhibit 4.2 hereto.

The purpose of this Current Report is to file with the Securities and Exchange Commission the following documents relating to the Notes: (i) the form of Fixed Rate Note, (ii) the form of Floating Rate Note, and (iii) the opinion of Mary E. Schaffner, Esq. The following exhibits are filed herewith in connection with the Registration Statement on Form S-3 (File No. 333-135006) filed by the Company with the Securities and Exchange Commission.

(d)	Exhibit

4.1	Form of $1,750,000,000 2.125% Note Due June 15, 2012.

4.2	Form of $1,750,000,000 Floating Rate Note Due June 15, 2012.

5.1	Opinion of Mary E. Schaffner, Esq.

23.1	Consent of Mary E. Schaffner, Esq. (included as part of Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on March 30, 2009.

WELLS FARGO & COMPANY

By	/s/ Barbara S. Brett
Barbara S. Brett
Senior Vice President and Assistant Treasurer

[Form 8-K]

Index to Exhibits

Exhibit No.	Description	Method of Filing
4.1	Form of $1,750,000,000 2.125% Note Due June 15, 2012.	Electronic Transmission

4.2	Form of $1,750,000,000 Floating Rate Note Due June 15, 2012.	Electronic Transmission

5.1	Opinion of Mary E. Schaffner, Esq.	Electronic Transmission

23.1	Consent of Mary E. Schaffner, Esq. (included as part of Exhibit 5.1)	Electronic Transmission